EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of The Interpublic Group of Companies, Inc. for the sale of shares of its common stock and to the incorporation by reference therein, of our report, dated February 3, 1999, on the consolidated financial statements of International Public Relations plc which is included in the Annual Report (Form 10-K) of The Interpublic Group of Companies, Inc. for the year ended December 31, 1998.

                                              /s/ Ernst & Young
                                              -----------------
                                              London, England
                                              January 20, 2000